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                                                                     EXHIBIT 5.1

                   [SIDLEY AUSTIN BROWN & WOOD LLP LETTERHEAD]



                                 April 29, 2005


Case New Holland Inc.
CNH Global, N.V.
Tower B, 10th Floor
World Trade Center, Amsterdam Airport
Schiphol Boulevard 217
1118 BH Amsterdam
The Netherlands

         Re:    Case New Holland Inc.
                $500,000,000 6% Senior Notes due 2009 and
                $1,050,000,000 9 1/4% Senior Notes due 2011
                -------------------------------------------

Ladies and Gentlemen:

         We refer to the Registration Statement on Form F-4 (the "Registration Statement") being filed by Case New Holland Inc., a Delaware corporation (the "Company"), CNH Global, N.V., a Netherlands public limited liability company (the "Parent"), and certain subsidiaries of the Parent named therein (the "Subsidiary Guarantors"), including the subsidiaries listed on Exhibit A attached hereto (the "Delaware Subsidiary Guarantors") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $500,000,000 principal amount of the Company's 6% Senior Notes due 2009 (the "New 6% Notes") and $1,050,000,000 principal amount of the Company's 9 1/4% Senior Notes due 2011 (the "New 9 1/4% Notes" and, together with the New 6% Notes, the "New Notes"), which are to be offered in exchange for an equivalent principal amount of currently outstanding 6% Senior Notes due 2009 (the "Old 6% Notes") and 9 1/4% Senior Notes due 2011 (the "Old 9 1/4% Notes" and, together with the Old 6% Notes, the "Old Notes"), respectively, all as more fully described in the Registration Statement. The Old Notes are, and the New Notes will be, guaranteed (the "Guarantees") by the Parent and the Subsidiary Guarantors. Old Notes that are accepted in exchange for New Notes will be cancelled and retired.

         The Old 6% Notes were and the New 6% Notes will be issued under the Indenture, dated as of May 18, 2004 (the "6% Notes Indenture"), by and among the Company,
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SIDLEY AUSTIN BROWN & WOOD LLP                                           CHICAGO

Case New Holland Inc.
April 29, 2005
Page 2


the Parent, the Subsidiary Guarantors and JPMorgan Chase Bank, N.A., as trustee (the "Trustee"). The Old 9 1/4% Notes were and the New 9 1/4% Notes will be issued unDEr the Indenture, dated as of August 1, 2003, as supplemented by the First Supplemental Indenture dated as of September 16, 2003 (the "9 1/4% Notes Indenture" and, together with the 6% Notes Indenture, the "Indentures"), by and among the Company, the Parent, the Subsidiary Guarantors and the Trustee.

         In rendering the opinions expressed below, we have examined and relied upon copies of the Registration Statement, the Indentures, the forms of New Notes and the forms of Guarantees. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination. In addition, we have assumed that there will be no change in the laws currently applicable to the Company and that such laws will be the only laws applicable to the Company.

         For purposes of Paragraph 7 below, we have assumed with respect to the Guarantees by the Parent and each Subsidiary Guarantor other than the Delaware Subsidiary Guarantors that (i) the Parent or such Subsidiary Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) the Parent or such Subsidiary Guarantor has the requisite power and authority to execute, deliver and perform its obligations under the Indentures and the Guarantees, (iii) the Indentures have been duly authorized, executed and delivered by the Parent or such Subsidiary Guarantor and (iv) the Guarantees have been duly authorized by the Parent or such Subsidiary Guarantor and, upon execution and delivery of the Guarantees by the Parent or such Subsidiary Guarantor, will have been duly executed and delivered under the laws of the jurisdiction of organization of the Parent or such Subsidiary Guarantor. We have also assumed that no event that would cause the release of the Guarantee by the Parent or any Subsidiary Guarantor under the terms of the Indentures has occurred.

         Based on the foregoing, and subject to the qualifications and limitations set forth below, we are of the opinion that:

         1. The Company and each of the Delaware Subsidiary Guarantors that is a corporation are duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of the Delaware Subsidiary Guarantors that is a limited liability company is duly formed, validly existing and in good standing under the laws of the State of Delaware.

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SIDLEY AUSTIN BROWN & WOOD LLP                                           CHICAGO

Case New Holland Inc.
April 29, 2005
Page 3


         2. The Company has the corporate power and authority to execute, deliver and perform its obligations under the Indentures and the New Notes.

         3. Each of the Delaware Subsidiary Guarantors has the corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Indentures and the Guarantees.

         4. The Indentures have been duly authorized, executed and delivered by the Company and each of the Delaware Subsidiary Guarantors.

         5. The New Notes have been duly authorized by the Company and the Guarantees have been duly authorized by each of the Delaware Subsidiary Guarantors.

         6. Upon effectiveness of the Registration Statement, as finally amended (including all necessary post-effective amendments, if any), under the Securities Act, qualification of the Indentures under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), execution and delivery of the New Notes by the proper officers of the Company, authentication thereof by the Trustee in accordance with the provisions of the applicable Indenture and receipt of the Old Notes by the Company in exchange for the New Notes, the New Notes will be duly authorized and issued by the Company and will constitute the legal, valid and binding obligations of the Company except that (i) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), (iii) a court might refuse to enforce a provision of the New Notes if it deems such provision to violate public policy and (iv) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances.

         7. Upon effectiveness of the Registration Statement, as finally amended (including all necessary post-effective amendments, if any), under the Securities Act, qualification of the Indentures under the Trust Indenture Act, execution and delivery of the New Notes by the proper officers of the Company, authentication thereof by the Trustee in accordance with the provisions of the applicable Indenture, receipt of the Old Notes by the Company in exchange for the New Notes and execution and delivery of the Guarantees by the proper officers of the Parent and each of the Subsidiary Guarantors, the Guarantees will constitute the legal, valid and binding obligations of the Parent and each of the Subsidiary Guarantors except that (i) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of

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SIDLEY AUSTIN BROWN & WOOD LLP                                           CHICAGO

Case New Holland Inc.
April 29, 2005
Page 4


the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), (iii) a court might refuse to enforce a provision of the Guarantees if it deems such provision to violate public policy and (iv) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances.

         This opinion letter is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware and the federal laws of the United States of America. We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the exchange of the New Notes, as contemplated by the Registration Statement. We assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law which may hereafter occur.

         We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters." In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.

                                            Very truly yours,



                                            /s/ Sidley Austin Brown & Wood LLP

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